Exhibit 99.1

Agilysys Reports Unaudited Fiscal 2012 Second-Quarter

and First-Half Results

•	Second-Quarter Gross Margin Expands More Than 400 Basis Points on 9% Revenue Growth from Continuing Operations

•	Company Remains Debt Free, With $94 Million Cash on Hand at September 30

•	Interim President and CEO James Dennedy Assumes Full Role

CLEVELAND—Nov. 9, 2011— Agilysys, Inc. (Nasdaq: AGYS), a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries, today announced unaudited financial results for the fiscal 2012 second quarter and first half ended September 30, 2011. As previously announced, Agilysys closed the sale of its Technology Solutions (“TSG”) business on August 1, 2011, and accordingly, TSG’s operating results, including the gain on the sale, as well as its assets and liabilities, are reported as components of discontinued operations.

Fiscal 2012 Second-Quarter Unaudited Results of Continuing Operations

Consolidated revenue increased 8.6% to $53.6 million in the second quarter, compared with $49.3 million in last year’s comparable quarter. Revenue from the Company’s Hospitality Solutions Group grew by 10.0% over the prior year, and its Retail Solutions Group’s revenues increased by 7.7%.

Gross margin increased sharply during the quarter to 40.3%, up from 36.0% in the second quarter of last year, due to higher services and hardware margins and a greater proportion of higher-margin proprietary software revenues.

Commenting on the results, James Dennedy, president and chief executive officer, stated: “Both operating segments generated higher sales and gross margins during the quarter. This reinforces our strategy of deriving a higher proportion of revenue from proprietary services and software solutions.”

SG&A expenses declined as a percentage of net sales in the second quarter to 45.6%, compared with 49.4% in the prior-year quarter. SG&A expenses totaled $24.5 million, up from $24.3 million—primarily due to $1.4 million in accelerated depreciation related to assets associated with the facility the Company is vacating in Solon, Ohio—offset by cost reductions initiated in the last several quarters.

Dennedy added: “We are making good progress with the transition of corporate services to Georgia and the realignment of the organization. Upon completion of the restructuring, we expect to reduce annual costs by approximately $14 million to $16 million, and enhance our position to exploit opportunities we see in the hospitality and retail markets.”

The Company reported an operating loss for the quarter of $5.2 million, which included $2.4 million in restructuring charges, versus the operating loss of $6.7 million in last year’s second quarter. Adjusted EBITDA (defined as operating income plus depreciation and amortization), excluding restructuring and asset impairment charges, was $1.0 million for the quarter, compared with a loss of $4.0 million in the prior-year second quarter. (See reconciliation below.)

AGILYSYS, INC.    •    28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

Agilysys reported a net loss from continuing operations of $3.2 million, or a loss of $0.14 per share, for the second quarter, compared with a loss from continuing operations of $4.9 million, or $0.22 per share, in the previous year’s quarter.

Fiscal 2012 First-Half Unaudited Results from Continuing Operations

Consolidated sales in the first half of fiscal 2012 increased 11.8% to $107.5 million, compared with the $96.1 million reported in the first half of fiscal 2011.

Gross margin was essentially unchanged at 38.3% in the first half, compared with 38.2% in fiscal 2011’s first six months.

SG&A expenses increased nominally to $48.6 million, from $47.5 million, due to accelerated depreciation related to assets located at the Company’s corporate headquarters and higher stock compensation related expenses driven by the sale of the Company’s TSG business.

For the six-month period, the Company reported an operating loss of $12.1 million, compared with an operating loss of $11.2 million in the first half of the prior fiscal year. Year to date, adjusted EBITDA, excluding restructuring and asset impairment charges, was a loss of $1.2 million, versus a loss of $5.5 million in the first half of the prior year. (See reconciliation below.) For the first half of fiscal 2011, the net reported loss from continuing operations was $8.7 million, or a loss of $0.38 per share, versus the previous year’s net loss from continuing operations of $13.2 million, or a loss of $0.58 per share.

Liquidity

Cash on hand grew to $93.7 million at September 30, 2011, primarily as a result of the proceeds from the sale of Agilysys’ TSG business, which closed on August 1, 2011. The Company remains debt free, except for certain capital leases. In conjunction with the sale of the TSG business, Agilysys authorized the repurchase of up to 1.6 million common shares. During the second quarter, the Company repurchased 800,000 shares at an average price of $8.27 per share for $6.6 million. Subsequent to quarter end and through November 7, 2011, Agilysys repurchased an additional 344,000 shares, and has 456,000 shares remaining under its current repurchase program.

For additional information, please refer to the Company’s Form 10-Q, which will be filed later today with the Securities and Exchange Commission.

Interim President and CEO James Dennedy Assumes Full Role

Agilysys also announced the appointment of James Dennedy as president and chief executive officer of the Company. Dennedy, 46, has led Agilysys as interim president and CEO since May 2011, when the Company announced the divesture of TSG.

Commenting on the appointment, Agilysys Chairman Keith Kolerus stated, “We are pleased to welcome Jim in his expanded capacity with the Company. Since joining the Board in 2009, his contributions to our strategic mission have been noteworthy, having not only served on the Board’s special committee, but also directly participating in the development and execution of Agilysys’ restructuring plan. As we transition to a faster growing and more profitable company, having Jim at the helm on a permanent basis stabilizes our new leadership team.”

“We are confident that Jim’s past successes at identifying market trends and leading high-growth businesses, along with his clear vision for Agilysys to execute on key strategic initiatives—product integration, capability development, investment prioritization and partner expansion—will continue to positively impact our Company and ultimately benefit shareholders.”

AGILYSYS, INC.    •    28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

Dennedy, who will retain his position as a member of the Agilysys Board, concluded: “My enthusiasm for the opportunities to profitably expand the Company’s retail and hospitality capabilities has been a driving factor in my choice to continue in this role. The results we are reporting today further support my decision and I am honored to have the opportunity to lead the Company in the pursuit of our strategy to profitably grow the business.”

Conference Call Information

A conference call will be held today, November 9, 2011, at 11 a.m. ET to review unaudited second-quarter and first-half fiscal 2012 results. A slide deck will be the basis for the review. Both the slide deck and the conference call can be accessed via the Investor Relations section of www.agilysys.com. In addition, a replay of the call will be archived on the website for approximately 30 days.

To be added to Agilysys’ email distribution list, please click on the link below:

http://www.agilysys.com/home/InvestorRelations/

Forward-Looking Language

This release contains certain management expectations, which may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934, and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this Quarterly Report and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, expected benefits and outcomes from our recent ERP implementation, business strategies, future financial results, unanticipated downturns to our relationships with customers and macroeconomic demand for IT products and services, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, consequences related to the concentrated ownership of our outstanding shares by MAK Capital, unanticipated deterioration in economic and financial conditions in the United States and around the world, consequences associated with the sale of the Company’s TSG business, and uncertainties regarding restructuring actions and/or the relocation of the Company’s corporate headquarters. The Company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.

Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in “Risk Factors,” which is included in Part I, Item 1A of the Company’s Annual Report for the fiscal year ended March 31, 2011. Copies are available from the SEC or the Agilysys website.

Use of Non-GAAP Financial Information

To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations. The non-GAAP measures included in this press release have been reconciled to the comparable GAAP measures within the accompanying table that can be found below.

About Agilysys

AGILYSYS, INC.    •    28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality and retail industries. The Company specializes in market-leading point-of-sale, property management, inventory and procurement, and mobile and wireless solutions that are designed to streamline operations, improve efficiency and enhance the consumer’s experience. Agilysys serves casinos, resorts, hotels, foodservice venues, stadiums, cruise lines, grocery stores, convenience stores, general and specialty retail businesses and partners. Headquartered in Cleveland, Agilysys operates extensively throughout North America, with additional sales and support offices in the United Kingdom, Singapore and Hong Kong. For more information, visit www.agilysys.com.

# # #

Investor Contact:

Curtis Stout

Vice President and Treasurer

Agilysys, Inc.

440-519-8635

curtis.stout@agilysys.com

AGILYSYS, INC.    •    28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except share and per share data)	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010

Net sales:
Products	$27,094	$24,664	$55,879	$48,156
Services	26,494	24,662	51,595	47,957

Total net sales	53,588	49,326	107,474	96,113
Cost of goods sold:
Products	20,605	19,721	43,966	36,549
Services	11,367	11,843	22,365	22,844

Total cost of goods sold	31,972	31,564	66,331	59,393

Gross margin	21,616	17,762	41,143	36,720
Selling, general and administrative expenses	24,460	24,347	48,563	47,450
Asset impairment charges	—	59	—	59
Restructuring charges	2,370	10	4,716	403

Operating loss	(5,214)	(6,654)	(12,136)	(11,192)
Other expenses (income):
Other expenses (income), net	308	(856)	271	(1,959)
Interest income	(17)	(17)	(49)	(40)
Interest expense	539	278	877	563

Loss before income taxes	(6,044)	(6,059)	(13,235)	(9,756)
Income tax (benefit) expense	(2,806)	(1,143)	(4,557)	3,452

Loss from continuing operations	(3,238)	(4,916)	(8,678)	(13,208)
Income from discontinued operations, net of taxes	10,487	2,702	11,138	742

Net income (loss)	$7,249	$(2,214)	$2,460	$(12,466)

Net loss (income) per share – basic and diluted:
Loss from continuing operations	$(0.14)	$(0.22)	$(0.38)	$(0.58)
Income from discontinued operations	0.46	0.12	0.49	0.03

Net income (loss)	$0.32	$(0.10)	$0.11	$(0.55)

Weighted average shares outstanding:
Basic and diluted	22,853,057	22,750,474	22,902,872	22,750,254

AGILYSYS, INC.    •    28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

BUSINESS SEGMENT INFORMATION

(UNAUDITED) (In thousands)

	Three Months Ended September 30, 2011				Three Months Ended September 30, 2010
	Reportable Segments				Reportable Segments
(In thousands)	HSG	RSG	Corporate/ Other	Consolidated	HSG	RSG	Corporate/ Other	Consolidated

Total Net Revenue	$22,631	$30,957	$—	$53,588	$20,570	$28,756	$—	$49,326

Gross margin	$14,523	$7,093	$—	$21,616	$12,215	$5,547	$—	$17,762
Gross margin percentage	64.2%	22.9%		40.3%	59.4%	19.3%		36.0%

Operating income (loss)	$1,401	$2,168	$(8,783)	$(5,214)	$214	$1,079	(7,947)	$(6,654)
Other expenses, net	—	—	(308)	(308)	—	—	856	856

Interest expense, net	—	—	(522)	(522)	—	—	(261)	(261)

Income (loss) from continuing operations before income taxes	$1,401	$2,168	$(9,613)	$(6,044)	$214	$1,079	$(7,352)	$(6,059)

Other information:
Capital expenditures	$708	$—	$—	$708	$391	$104	$1,357	$1,852
Non-cash charges:
Depreciation and Amortization (1)	$1,118	$155	$2,556	$3,829	$1,071	$81	$1,397	$2,549
Asset impairment charges	$—	$—	$—	$—	$59	$—	$—	$59
Restructuring charges	$619	$231	$1,520	$2,370	$—	$—	$10	$10

Total	$1,737	$386	$4,076	$6,199	$1,130	$81	$1,407	$2,618

	Six Months Ended September 30, 2011				Six Months Ended September 30, 2010
	Reportable Segments				Reportable Segments
	HSG	RSG	Corporate/ Other	Consolidated	HSG	RSG	Corporate/ Other	Consolidated

Total Net Revenue	$43,591	$63,883	$—	$107,474	$43,619	$52,494	$—	$96,113

Gross margin	$27,790	$13,353	$—	$41,143	$25,503	$11,217	$—	$36,720
Gross margin percentage	63.8%	20.9%		38.3%	58.5%	21.4%		38.2%

Operating income (loss)	$1,916	$4,263	$(18,315)	$(12,136)	$2,454	$2,847	$(16,493)	$(11,192)
Other income, net	—	—	(271)	(271)	—	—	1,959	1,959
Interest expense, net	—	—	(828)	(828)	—	—	(523)	(523)

Income (loss) from continuing operations before income taxes	$1,916	$4,263	$(19,414)	$(13,235)	$2,454	$2,847	$(15,057)	$(9,756)

Other information:
Capital expenditures	$1,457	$7	$—	$1,464	$1,356	$104	$2,083	$3,543
Non-cash charges:
Depreciation and Amortization (2)	$2,176	$306	$3,758	$6,240	$2,162	$161	$2,882	$5,205
	$—	$—	$—	$—	$59	$—	$—	$59
Restructuring charges	$806	$365	$3,545	$4,716	$—	$—	$403	$403

Total	$2,982	$671	$7,303	$10,956	$2,221	$161	$3,285	$5,667

(1)	Does not include the amortization of deferred financing fees totaling $437 and $131 for the three months ended September 30, 2011 and 2010, respectively.
(2)	Does not include the amortization of deferred financing fees totaling $568 and $262 for the six months ended September 30, 2011 and 2010, respectively.

AGILYSYS, INC.    •    28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	September 30, 2011	March 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$93,662	$70,559
Accounts receivable, net	30,114	31,926
Inventories, net	13,649	10,921
Deferred income taxes – current	85	—
Prepaid expenses	2,844	2,829
Income taxes receivable	1,365	1,403
Other current assets	11,333	6,344
Assets of discontinued operations – current	—	105,810

Total current assets	153,052	229,792
Goodwill	15,104	15,211
Intangible assets, net	21,962	22,535
Other non-current assets	4,066	11,709
Assets of discontinued operations – non-current	—	8,296
Property and equipment, net	20,938	24,855

Total assets	$215,122	$312,398

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,910	$17,852
Deferred revenue	14,604	23,995
Accrued and other current liabilities	27,104	14,594
Income taxes payable	125	265
Deferred income taxes – current	—	77
Capital lease obligations – current	970	999
Liabilities of discontinued operations – current	—	89,005

Total current liabilities	58,713	146,787
Deferred income taxes – non-current	4,093	3,894
Capital lease obligations – non-current	619	907
Other non-current liabilities	6,453	11,972
Liabilities of discontinued operations – non-current	—	734
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 22,575,300 and 23,022,398 shares outstanding at September 30, 2011 and March 31, 2011, respectively	9,482	9,482
Treasury shares (9,031,531 shares at September 30, 2011 and 8,584,433 at March 31, 2011)	(2,709)	(2,575)
Capital in excess of stated value	(10,325)	(5,421)
Retained earnings	149,119	146,659
Accumulated other comprehensive loss	(323)	(41)

Total shareholders’ equity	145,244	148,104

Total liabilities and shareholders’ equity	$215,122	$312,398

AGILYSYS, INC.    •    28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)	Six Months Ended September 30,
	2011	2010
Operating activities:
Net income (loss)	$2,460	$(12,466)
Less: Income from discontinued operations	(11,138)	(742)

Loss from continuing operations	(8,678)	(13,208)
Adjustments to reconcile net loss from continuing operations to net cash used for operating activities:
Restructuring charges	4,716	403
Gain on redemption of Company-owned life insurance policies	—	(2,065)
Gain on redemption of investment in The Reserve Fund’s Primary Fund	—	(147)
Asset impairment charges	—	59
Loss on the sale of securities	166	—
Depreciation	3,432	1,786
Amortization	3,376	3,681
Deferred income taxes	36	4,429
Stock based compensation	1,989	1,437
Change in cash surrender value of company owned life insurance policies	(68)	301
Changes in operating assets and liabilities:
Accounts receivable	1,751	(7,000)
Inventories	(2,729)	(3,417)
Accounts payable	(1,935)	494
Accrued and other liabilities	(5,826)	(1,950)
Income taxes receivable	(763)	372
Other changes, net	(14)	(209)
Other non-cash adjustments	(561)	69

Total adjustments	3,570	(1,757)

Net cash used for operating activities	(5,108)	(14,965)
Investing activities:
Proceeds from the sale of business	59,470	—
Proceeds from The Reserve Fund’s Primary Fund	—	147
Proceeds from redemption of/borrowings against Co.-owned life insurance policies	—	2,248
Additional investments in Company-owned life insurance policies	(46)	(746)
Proceeds from the sale of marketable securities	2,036	14
Additional investments in marketable securities	(22)	—
Purchase of property and equipment	(1,464)	(3,543)

Net cash provided by (used for) investing activities	59,974	(1,880)
Financing activities:
Proceeds from borrowings under credit facility	—	15,325
Principal payments under credit facility	—	(15,325)
Repurchase of common shares	(6,617)	—
Repurchases of shares to satisfy employee tax withholding	(972)	(188)
Principal payment under long term obligations	(609)	(306)

Net cash used for financing activities	(8,198)	(494)
Effect of exchange rate changes on cash	(151)	166

Cash flows provided by (used for) continuing operations	46,517	(17,173)
Cash flows of discontinued operations:
Operating cash flows, net	(23,336)	(13,096)
Investing cash flows, net	—	(73)
Financing cash flows, net	(78)	(2)

Net increase (decrease) in cash	23,103	(30,344)
Cash at beginning of period	70,559	62,801

Cash at end of period	$93,662	$32,457

AGILYSYS, INC.    •    28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM

AGILYSYS, INC.

RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA

(UNAUDITED)

(In thousands)	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010

Loss from continuing operations	$(3,238)	$(4,916)	$(8,678)	$(13,208)
Plus:
Interest expense, net	522	261	828	523
Income tax (benefit) expense	(2,806)	(1,143)	(4,557)	3,452
Depreciation and amortization expense (a)	3,829	2,549	6,240	5,205
Other expenses (income), net	308	(856)	271	(1,959)

Adjusted EBITDA	$(1,385)	$(4,105)	$(5,896)	$(5,987)
Asset impairment charges	—	59	—	59
Restructuring charges	2,370	10	4,716	403

Adjusted EBITDA excluding charges	$985	$(4,036)	$(1,180)	$(5,525)

(a)	Depreciation and amortization expense excludes amortization of deferred financing fees totaling $437 and $131 for the three months ended September 30, 2011 and 2010, respectively, and $568 and $262 for the six months ended September 30, 2011 and 2010, respectively, as such costs are already included in interest expense, net.

AGILYSYS, INC.    •    28925 FOUNTAIN PARKWAY    •    SOLON, OH 44139    •    WWW.AGILYSYS.COM